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                                                                Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Genzyme Corporation of our report dated
January 28, 2000, except for Note 18, as to which the date is March 7, 2000, relating to the consolidated financial statements, which appears in Biomatrix, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.
We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


New York, New York
April 17, 2000